EXHIBIT 10.1.2

CONFORMED COPY

AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of February 8, 2005, made by GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“GrafTech”), GRAFTECH GLOBAL ENTERPRISES INC., a Delaware corporation (“Global”), GRAFTECH FINANCE INC., a Delaware corporation (the “Borrower”), and each Subsidiary of Global identified on Schedule I hereto (GrafTech, Global, the Borrower and such Subsidiaries collectively referred to as the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given it in the Amended and Restated Credit Agreement dated as of February 8, 2005, among GrafTech, Global, the Borrower, the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)).

W I T N E S S E T H:

        WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and the Issuing Bank has agreed to issue Letters of Credit, upon the terms and subject to the conditions set forth therein;

        WHEREAS, the Credit Agreement is being amended and restated and each Guarantor that is a party to the existing Guarantee Agreement dated as of February 22, 2000, among GrafTech, Global, the Borrower, the guarantors party thereto and JPMorgan Chase Bank, N.A. (as successor to Morgan Guaranty Trust Company of New York), as collateral agent for the lenders, has agreed to reaffirm and confirm its guarantee and its obligations thereunder and to amend and restate such existing Guarantee Agreement in the form hereof;

        WHEREAS, GrafTech directly or indirectly owns all of the issued and outstanding stock of the Borrower, Global and each Subsidiary party hereto;

        WHEREAS, the proceeds of the Loans and the availability of the Letters of Credit will be used to, among other things, enable the Borrower to make Intercompany Loans to some of the other Guarantors in connection with the operation of their respective businesses;

        WHEREAS, the Borrower and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans and the availability of the Letters of Credit; and

        WHEREAS, it is a condition precedent to the obligations of the Lenders to make the Loans and the Issuing Bank to issue the Letters of Credit that the Guarantors

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shall have executed and delivered this Guarantee to the Collateral Agent for the ratable benefit of the Secured Parties.

        NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and the Issuing Bank to issue Letters of Credit, each of the Guarantors hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

        SECTION 1.   Defined Terms.   (a)   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given in the Credit Agreement.

    (b)   “Guarantee” shall mean this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

    (c)   “Obligations” shall mean (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower or any Subsidiary under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of GrafTech, Global, the Borrower and the Subsidiaries under the Credit Agreement and the other Loan Documents (including, without limitation, all monetary obligations of the Intercompany Borrowers under the Intercompany Notes and Intercompany Borrower Agreements and of the Intercompany Foreign Borrowers under the Intercompany Foreign Borrower Notes and Intercompany Foreign Borrower Agreements, but in each case only for as long as (A) such Intercompany Note and the rights of the Borrower under the Intercompany Borrower Agreement relating thereto are pledged to the Collateral Agent under one or more Security Documents as security for the Obligations and (B) such Intercompany Foreign Borrower Note and the rights of Swissco under the Intercompany Foreign Borrower Agreement relating thereto are pledged to (1) the Borrower under one or more Security Documents as security for the obligations of Swissco under the Swissco Note and the Intercompany Borrower Agreement of Swissco and (2) the Collateral Agent under one or more Security Documents as security for the Obligations Guaranteed under the Swissco Guarantee), (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of GrafTech, Global, the Borrower and the Subsidiaries under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of GrafTech, Global, the Borrower and the

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Subsidiaries, monetary or otherwise, under each Interest/Exchange Rate Protection Agreement and each Commodity Protection Rate Agreement entered into with any counterparty that (i) is or was a Lender (or an Affiliate thereof) at the time such Interest/Exchange Rate Protection Agreement or Commodity Protection Rate Agreement was entered into or (ii)(A) was a “Lender” as defined in the Existing Credit Agreement (or an Affiliate thereof) at the time such Interest/Exchange Rate Protection Agreement was entered into and (B) was one of the initial Lenders under the Credit Agreement (or an Affiliate thereof), (d) all obligations of GrafTech, Global, the Borrower and the Subsidiaries under the Guarantee Agreements and (e) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of the obligations of GrafTech, Global, the Borrower and the Subsidiaries, monetary or otherwise, under each Cash Management Arrangement entered into with (i) any person that is or was a Lender (or an Affiliate thereof) at the time such Cash Management Arrangement was entered into or (ii) in the case of any Cash Management Arrangement in effect on the Effective Date, any person that was a Lender under the Credit Agreement on the Effective Date (or an Affiliate thereof).

    (d)   The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section references are to this Guarantee unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase, “without limitation”.

    (e)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        SECTION 2.   Guarantee.   (a)   Subject to the provisions of Section 2(b), each Guarantor hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the due, punctual and complete payment and performance by the other Loan Parties and the LC Subsidiaries, when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for prepayment, or otherwise, of the Obligations.

    (b)   The guarantees hereunder of each of the Guarantors specified on Schedule II hereto are limited in each case as specified for such Guarantor on Schedule II hereto.

    (c)   Each Guarantor further agrees to pay any and all reasonable expenses (including all reasonable fees and disbursements of counsel) which may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated, notwithstanding

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that from time to time prior thereto while the Commitments are in effect any Loan Party or any LC Subsidiary may be free from any Obligations.

    (d)   Each Guarantor agrees that the Obligations may at any time and from time to time exceed the maximum amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

    (e)   Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent for the benefit of any Secured Party on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment is made under this Guarantee for such purpose, provided that the failure of such Guarantor to provide such notice shall not preclude the application of such payment to the complete or partial satisfaction of such Guarantor’s obligations hereunder following such Guarantor’s notice to the Collateral Agent of such payment.

        SECTION 3.   Right of Contribution.   Each Guarantor hereby agrees that, to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall, to the extent applicable, have the rights with respect to such amounts set forth in the Indemnity, Subrogation and Contribution Agreement. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 4 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall (subject to Section 2(b)) remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

        SECTION 4.   No Subrogation.   Notwithstanding any payment or payments made by any of the Guarantors hereunder or any setoff or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by any Loan Party on account of the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, Letters of Credit are outstanding and the Commitments shall not have been terminated, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall forthwith upon receipt by such Guarantor be turned over to the Collateral Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, at such time and in such order as the Collateral Agent may determine.

        SECTION 5.   Amendments, etc. with Respect to the Obligations; Waiver of Rights.   Each Guarantor shall remain obligated hereunder notwithstanding that,

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without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement, any other Loan Document, any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders, as the case may be) or the relevant Secured Party (in the case of any such Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, any Secured Party may, but shall be under no obligation to, make a similar demand on any Loan Party or any other Guarantor or guarantor, and any failure by any Secured Party to make any such demand or to collect any payments from any Loan Party or any such other Guarantor or guarantor or any release of any Loan Party or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Secured Party against any of the Guarantors.

        SECTION 6.   Security.   Each of the Guarantors authorizes each of the other Secured Parties, in accordance with the terms and subject to the conditions set forth in the Security Documents to which such Guarantor is a party, to (a) take and hold security for the payment of this guarantee or the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

        SECTION 7.   Guarantee Absolute and Unconditional.   Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between any Loan Party and any of the Guarantors, on the one hand, and any of the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Loan Party or

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any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment, and not of collection, and without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Loan Document, any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Loan Party against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Secured Party, any Loan Party or such Guarantor) which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise constitutes, or might be construed to constitute, an equitable or legal discharge of any Loan Party for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Loan Party or any other person (including any other Guarantor) or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to pursue such other rights or remedies or to collect any payments from any Loan Party or any such other person (including any other Guarantor) or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any such other person (including any other Guarantor) or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of each Secured Party and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time while the Commitments are in effect during the term of the Credit Agreement any Loan Party may be free from any Obligations.

        SECTION 8.   Reinstatement.   This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party for any reason whatsoever, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

        SECTION 9.   Payments.   Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without setoff or counterclaim in Dollars at the office of the Collateral Agent set forth in the Credit Agreement.

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        SECTION 10.   Information.   Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Loan Parties’ financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

        SECTION 11.   Representations and Warranties.   Each Guarantor represents and warrants to and with each Secured Party that all representations and warranties in the Loan Documents that relate to such Guarantor are true and correct in all material respects.

        SECTION 12.   Covenants.   Each of the Guarantors covenants and agrees with the Secured Parties that, from and after the date of this Guarantee until the earlier to occur of (i) the date upon which the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated and (ii) the date that such Guarantor is released from its guarantee hereunder in accordance with Section 15, unless the Required Lenders shall otherwise consent in writing, it will comply with each covenant set forth in Articles VI and VII of the Credit Agreement to the extent that it relates to such Guarantor.

        SECTION 13.   Authority of Collateral Agent.   Each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Guarantee with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting.

        SECTION 14.   Notices.   All notices, requests and demands to or upon any Secured Party or any Guarantor under this Guarantee shall be given or made in accordance with Section 10.01 of the Credit Agreement and addressed as follows:

    (a)  if to any Secured Party, GrafTech, Global, Swissco or the Borrower, at its address or transmission number for notices provided in Section 10.01 of the Credit Agreement; and

    (b)  if to any other Guarantor, at its address or transmission number for notices set forth on Schedule I hereto, as such address may be changed by written notice to the Collateral Agent.

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        The Collateral Agent, each Secured Party and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

        SECTION 15.   Release.   Each Guarantor (other than GrafTech, Global and the Borrower) shall be released from its guarantee hereunder in the event that a portion of the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of, in accordance with the terms of the Credit Agreement, by Global or any other person that shall own such stock, to a person that is not GrafTech, Global, the Borrower or a Subsidiary, and such disposition will result in such Guarantor ceasing to be a Subsidiary after giving effect to such disposition.

        SECTION 16.   Counterparts.   This Guarantee may be executed by one or more of the Guarantors in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Collateral Agent.

        SECTION 17.   Severability.   Any provision of this Guarantee or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the prohibited or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions.

        SECTION 18.   Right of Setoff.   If an Event of Default shall have occurred and be continuing under the Credit Agreement, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guarantee irrespective of whether or not such Secured Party shall have made any demand under this Guarantee and although such obligations may be unmatured. The rights of each Secured Party under this Section 18 are in addition to other rights and remedies (including other rights of setoff) any such Secured Party may have.

        SECTION 19. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by any Guarantor or any Secured Party relative to the subject matter hereof not reflected herein.

        SECTION 20.   Amendments in Writing; No Waiver, Cumulative Remedies. None of the terms or provisions of this Guarantee may be waived, amended,

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supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Collateral Agent; provided that any provision of this Guarantee may be waived by the Required Lenders pursuant to a letter or agreement executed by the Collateral Agent or by telecopy transmission from the Collateral Agent.

    (b)   No Secured Party shall by any act (except by a written instrument pursuant to Section 20(a)) or delay be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.

    (c)   The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        SECTION 21.   Section Headings.   The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        SECTION 22.   Successors and Assigns.   This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Guarantor and each Secured Party and their successors and assigns; provided that this Guarantee may not be assigned by any Guarantor without the prior written consent of the Collateral Agent.

        SECTION 23.   GOVERNING LAW.    THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        SECTION 24.   Submission To Jurisdiction; Waivers.   Each Guarantor hereby irrevocably and unconditionally:

    (a)  submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

    (b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or

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proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

    (c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth in Section 14 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

    (e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        SECTION 25.   Additional Guarantors.   Pursuant to Section 6.11 of the Credit Agreement (and the requirement thereunder that all actions be taken in order to cause the Collateral and Guarantee Requirement to be satisfied at all times), certain Subsidiaries are required to enter into this Agreement as a Guarantor upon the occurrence of certain events. Upon execution and delivery, after the date hereof, by the Collateral Agent and such Subsidiary of an instrument in the form of Annex I, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 26.    WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 26.

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        IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO, By /S/ KAREN G. NARWOLD —————————————— Name: Karen G. Narwold Title: Attorney-in-Fact

JPMORGAN CHASE BANK, N.A., as Collateral Agent, By /S/ JOHN C. RIORDAN —————————————— Name: John C. Riordan Title: Vice President

SCHEDULE
TO GUARANTEE AGREEMENT

GUARANTORS

A.                    Domestic

GrafTech International Ltd. Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

GrafTech Global Enterprises Inc. Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

GrafTech Finance Inc. Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

UCAR Carbon Company Inc. Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

UCAR International Trading Inc. Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

UCAR Carbon Technology LLC Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

Graphite Electrode Network LLC Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

SCHEDULE I
TO GUARANTEE AGREEMENT

Union Carbide Grafito Inc. Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

UCAR Holdings V Inc. Brandywine West Building 1521 Concord Pike, Suite 301 Wilmington, Delaware 19803 Facsimile: (302) 778-8238

SCHEDULE I
TO GUARANTEE AGREEMENT

B.                Foreign

Switzerland:

UCAR S.A. Route de Pallatex 17 1163 Etoy Switzerland Telephone: +41 21 821 31 63 Facsimile: (41 21) 821-3103

France:

UCAR Holdings S.A.S. La Léchère 73264 Aigueblanche Cedex France Telephone: (33) 4 79 22 32 22 Facsimile: (33) 4 79 22 62 72

UCAR SNC La Léchère 73264 Aigueblanche Cedex France Telephone: (33) 4 79 22 32 22 Facsimile: (33) 4 79 22 62 72

United Kingdom:

UCAR Limited Unit F13/F14 Globe Business Centre Penistone Road Sheffield S6 3AE Telephone: (44) 114 276 3330 Facsimile: (44) 114 276 3331

PROVISIONS APPLICABLE TO CERTAIN GUARANTORS

    (a)        Notwithstanding any provisions to the contrary contained in this Agreement, in the case of each Guarantor that is an entity organized under the laws of Switzerland (each, a “Swiss Guarantor”), this Guarantee is limited to the maximum amount that can be guaranteed by such Swiss Guarantor under the laws of Switzerland and, in particular, in the case of guarantees of the obligations of the parent or sister companies of such Swiss Guarantor, such Swiss Guarantor shall: (i) only be liable hereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, to the extent and in the maximum amount available for the distribution of dividends by it (determined in accordance with Article 675, paragraph 2, of the Swiss Code of Obligations, or any successor provisions of law) at any given time (which, at the date hereof, equals shareholders’ equity, reduced by (i) share capital and (ii) general reserve (including the

SCHEDULE I
TO GUARANTEE AGREEMENT

share premium) in an amount up to, but not exceeding, 50% of share capital), reduced by the tax payment set forth in clause (ii) below at such time (as so reduced, the “Swiss Guarantee Amount”); (ii)(A) deduct from any payments hereunder the Swiss Anticipatory Tax (i.e., withholding tax) payable thereon, at the rate of 35% or such other rate as is in force from time to time, in each case after giving effect to any applicable double taxation treaty; (B) pay such deduction to the Swiss Federal Tax Administration; and (C) give evidence to the Collateral Agent, for the ratable benefit of the Secured Parties, of payment of such deduction; and (iii) not gross-up pursuant to Section 2.16 of the Credit Agreement if such gross-up would have the effect that the gross amount payable were to exceed the Swiss Guarantee Amount.

If an Event of Default shall have occurred and be continuing under the Credit Agreement and the limitation described in the preceding paragraph is applicable to a Swiss Guarantor at the time of payment under this Guarantee, such Swiss Guarantor undertakes to promptly implement all such measures (including the conversion of unnecessary restricted reserves into distributable reserves and the reduction of share capital) and promptly procure the fulfilment of all prerequisites to allow such Swiss Guarantor to pay the maximum amount available for the distribution of dividends by it with a minimum of limitations and reductions, including: (i) preparation of an audited statutory balance sheet of such Swiss Guarantor as of the then most recent date practicable; (ii) confirmation of the auditors of such Swiss Guarantor that the amount then to be distributed represents such maximum amount; and (iii) approval by a meeting of shareholder(s) of such Swiss Guarantor of any such conversion or reduction and any such distribution.

    (b)        Notwithstanding any provisions to the contrary contained in this Agreement, in the case of each Guarantor that is an entity organized under the laws of France (each, a “French Guarantor”), this Guarantee is limited to an amount established by the shareholder(s) of such Guarantor as the maximum amount that can reasonably be guaranteed by such French Guarantor under the laws of France. With respect to UCAR SNC, this Guarantee shall be limited to €36 million, and, with respect to UCAR Holdings S.A.S., this Guarantee shall be limited to €36 million, unless the value of the shares of UCAR SNC at the time of enforcement of this Guarantee (after taking into consideration this Guarantee) have a value that is greater than €36 million, in which case this Guarantee shall be limited to 90% of such greater value.

    (c)        Notwithstanding any provisions to the contrary contained in this Agreement, in the case of each Guarantor that is an entity organized under the laws of the England and Wales (each, a “UK Guarantor”), this Guarantee shall not extend to or include any liability or sum which would or may, but for this limitation, (i) cause the Guarantee or any part thereof to be unlawful or prohibited by applicable law (including laws relating to the insolvency of debtors) or (ii) cause or result in (whether directly or indirectly) the Regulator (as defined in the Pensions Act 2004) taking any action against any person (including any UK Guarantor) under sections 38 to 58 of the Pensions Act 2004.

ANNEX I
TO GUARANTEE AGREEMENT

SUPPLEMENT NO. [ ] dated as of [ ], to the Amended and Restated Guarantee Agreement dated as of February 8, 2005 (the “Guarantee Agreement”), among each of the Guarantors (such term and each other capitalized term used but not defined having the meaning given it in the Guarantee Agreement, and if not defined therein, having the meaning given it in the Credit Agreement) party thereto (the “Guarantors”) and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the Secured Parties.

    A.   Reference is made to the Credit Agreement dated as of February 8, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GrafTech International Ltd., a Delaware corporation (“GrafTech”), GrafTech Global Enterprises Inc., a Delaware corporation (“Global”), GrafTech Finance Inc., a Delaware corporation (the “Borrower”), the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank.

    B.   The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and induce the Issuing Bank to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Pursuant to Section 6.11 of the Credit Agreement (and the requirement thereunder that all actions be taken in order to cause the Collateral and Guarantee Requirement to be satisfied at all times), certain Subsidiaries are required to enter into the Guarantee Agreement as a Guarantor upon the occurrence of certain events. Section 25 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Guarantor”) is a Subsidiary and is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

        Accordingly, the Collateral Agent and the New Guarantor agree as follows:

    SECTION 1.   In accordance with Section 25 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” and a “Subsidiary” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

    SECTION 2.   The New Guarantor represents and warrants to the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance

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with its terms, subject to the effects of applicable bankruptcy, insolvency or similar laws effecting creditors’ rights generally and equitable principles of general applicability.

    SECTION 3.   This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent.

    SECTION 4.   Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

    SECTION 5.   THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    SECTION 6.   Any provision of this Supplement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the prohibited or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions.

    SECTION 7.   All communications and notices hereunder shall be given as provided in the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature, with a copy to the Borrower, as such address may be changed by written notice to the Collateral Agent.

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        IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR], By /S/ —————————————— Name: Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent, By /S/ —————————————— Name: Title: